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                                                             EXHIBIT 5.1

                                    April 8, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

    Re:  Grubb & Ellis Company
         36,345 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

Ladies/Gentlemen:

    The undersigned is Vice President and Assistant General Counsel of Grubb & Ellis Company (the "Company"). This legal opinion is being provided in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 36,345 shares of common stock, par value $0.01 per share, of the Company (the "Shares") issuable under the employment agreement dated as of May 20, 1992 between Alvin L. Swanson, Jr. and the Company, as amended (the "Agreement"), on Form S-8 filed with the Securities and Exchange Commission by the Company on April 8, 1997.

    In connection with this opinion, the undersigned is familiar with the corporate proceedings taken by the Company in connection with the issuance of the Shares, and has made such other examinations of law and fact as considered necessary in order to form a basis for the opinion hereafter expressed.

    Based on the foregoing, the undersigned is of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

    The undersigned is opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the internal laws of the State of California, and expresses no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

    The undersigned consents to the filing of this opinion as an exhibit to the Registration Statement.

                                       Sincerely,

                                       /s/ Carol M. Vanairsdale

                                       Carol M. Vanairsdale
                                       Assistant General Counsel